EXHIBIT 99.1

Contact:
Marissa Vidaurri
Head of Investor Relations
(512) 683-5215

National Instruments Reports Business Outlook for Q2 2020
AUSTIN, Texas - June 9, 2020 - National Instruments (Nasdaq: NATI), today announced revenue and earnings expectations for Q2 2020 to provide additional insight into the business ahead of quarter end. A high degree of uncertainty remains for the industrial economy with the impact of COVID-19 varying across regions.

As announced on June 2, 2020 NI has entered into a definitive agreement to acquire OptimalPlus Ltd., a global leader in data analytics software for the semiconductor, automotive and electronics industries. The transaction is valued at $365 million and expected to close in early Q3 2020. NI plans to fund the transaction through a combination of cash on hand and debt.

As of May 31, 2020, NI had $606 million in cash and short-term investments.

"Our diversity of business and ability to stay connected to our customers in this unprecedented time gives me confidence we are on the right path forward with the right strategy in place. I continue to be impressed with the resiliency of our employees and their commitment to our customers," said Eric Starkloff, NI President and CEO. "We remain committed to our long-term growth ambitions with short-term expense management to keep us in a position of strength."

Outlook
NI currently expects revenue, and organic revenue (which we define as GAAP revenue excluding the impact of acquisitions and divestitures completed within the past twelve months), for Q2 2020 to be in the range of $295 million to $315 million, which, at the midpoint, represents a year-over-year revenue decline of 9 percent and a year-over-year organic revenue decline of 7 percent. NI currently expects GAAP fully diluted EPS for Q2 2020 to be in the range of $0.04 to $0.12, with non-GAAP fully diluted EPS expected to be in the range of $0.22 to $0.30. A reconciliation of the company’s expected Q2 2020 diluted EPS on a GAAP basis to its expected diluted EPS on a non-GAAP basis is included as part of this news release.

Virtual NATI Investor Conference
The NI leadership team will host a "virtual" investor conference on Tuesday, August 4 from 9:00 a.m. to 11:00 a.m. CST. Attendees will hear more about our long-term strategy for growth, value of our software-connected platform, industry focus, and our financial model. To register and submit questions in advance, please visit ni.com/nati.

No Conference Call Planned Today: Q2 2020 Earnings Call Scheduled
No conference call will be held in conjunction with this press release. The company plans to provide final results for Q2 2020 through its quarterly earnings conference call with the financial community on July 30, 2020 at 4:00 p.m. CT.
Non-GAAP Presentation
In this news release, in addition to disclosing certain expected results determined in accordance with GAAP, NI discloses certain expected non-GAAP operating results and non-GAAP information that exclude certain charges. In this news release, the company has presented its expected diluted EPS for the three-month period ended June 30, 2020 on a GAAP and non-GAAP basis. When presenting non-GAAP results, the company includes a reconciliation of the GAAP results to the non-GAAP results. Reconciliations of the company’s expected GAAP diluted EPS to expected non-GAAP diluted EPS are included as part of this news release.

The company’s non-GAAP results exclude, as applicable, the impact of stock-based compensation, amortization of acquisition-related intangibles, acquisition-related transaction costs, taxes levied on the transfer of acquired intellectual property, foreign exchange loss on acquisitions, restructuring charges, tax reform charges, disposal gain on buildings and related charitable contributions, tax effects related to businesses held for sale, gain on divestment, and capitalization and amortization of internally developed software costs.
Management believes that including the non-GAAP results assists investors in assessing the company’s operational performance and its performance relative to its competitors. The company presents these non-GAAP results as a complement to results provided in accordance with GAAP, and these results should not be regarded as a substitute for GAAP. Management uses these non-GAAP measures to manage and assess the profitability and performance of its business and does not consider stock-based compensation expense, amortization of acquisition-related intangibles, acquisition-related transaction costs, taxes levied on the transfer of acquired intellectual property, foreign exchange loss on acquisitions, restructuring charges, tax reform charges, disposal gains on buildings and related charitable contributions, tax effects related to businesses held-for-sale, gain on divestment, and capitalization and amortization of internally developed software costs in managing its operations. Specifically, management uses non-GAAP measures to plan and forecast future periods; to establish operational goals; to compare with its business plan and individual operating budgets; to measure management performance for the purposes of executive compensation, including payments to be made under bonus plans; to assist the public in measuring the company’s performance relative to the company’s long-term public performance goals; to allocate resources; and, relative to the company’s historical financial performance, to enable comparability between periods. Management also considers such non-GAAP results to be an important supplemental measure of its performance. This news release also discloses the year-over-year change in the company's expected organic revenue for Q2. The company believes that including its year-over-year change in expected organic revenue assists investors in assessing the company's operational performance. A reconciliation of its year-over-year change in expected GAAP revenue to its year-over-year change in expected organic revenue is included with this news release.

Forward-Looking Statements
This release contains "forward-looking statements including those statements concerning uncertainty in the industrial economy and the impact of COVID-19 varying across regions, the expected transaction close date in early Q3 2020, NI plans to fund the transaction through a combination of cash on hand and debt, our diversity of business and ability to stay connected to our customers in this unprecedented time and our being on the right path forward with the right strategy in place, our commitment to our long-term growth ambitions and position of strength, NI’s currently expected Q2 2020 revenue, organic revenue, and GAAP and non-GAAP EPS. These statements are subject to a number of risks and uncertainties, including the risk of uncertainties related to COVID-19 and further economic and market disruptions resulting from COVID-19, the failure or inability to close the transaction, further adverse changes or fluctuations in the global economy, further adverse fluctuations in our industry, foreign exchange fluctuations, changes in the current global trade regulatory environment, fluctuations in demand for NI products including orders from NI’s large customers, component shortages, delays in the release of new products, the company’s ability to effectively manage its operating expenses, manufacturing inefficiencies and the level of capacity utilization, the impact of any recent or future acquisitions or divestitures by NI, expense overruns and adverse effects of price changes or effective tax rates. Actual results may differ materially from the expected results. The company directs readers to its Form 10-K for the year ended Dec. 31, 2019, its Form 10-Q for the quarter ended March 31, 2020 and the other documents it files with the SEC for other risks associated with the company’s future performance.
All information in this release is as of the date above. The company undertakes no duty to update any forward-looking statement to conform the statement to actual results or changes in the company’s expectations.

About NI
NI (www.ni.com) empowers engineers and scientists with a software-centric platform that incorporates modular hardware and an expansive ecosystem. This proven approach puts users firmly in control of defining what they need to accelerate their system design within test, measurement and control. NI’s solution helps build high-performance systems that exceed requirements, quickly adapt to change and ultimately improve the world. (NATI-F)

National Instruments, NI and ni.com are trademarks of National Instruments. Other product and company names listed are trademarks or trade names of their respective companies.

Reconciliation of GAAP to Non-GAAP Diluted EPS
(unaudited)
		Three Months Ended
		June 30, 2020

		Low	High
	Expected GAAP Diluted EPS	$0.04	$0.12
	Adjustments to reconcile diluted EPS to non-GAAP diluted EPS:
	Impact of stock-based compensation, net of tax effect	0.10	0.10
	Impact of amortization of acquisition intangibles, net of tax effect	0.01	0.01
	Impact of acquisition transaction costs and restructuring charges, net of tax effect	0.04	0.04
	Impact of net amortization of software development costs, net of tax effect	0.03	0.03
	Expected Non-GAAP Diluted EPS	$0.22	$0.30

Reconciliation of Expected GAAP Revenue to Organic Revenue at Midpoint of Q2’20
(unaudited)
	Three Months Ended June 30,
	2020 (midpoint)	2019	YoY Inc /(Dec)
GAAP Revenue	305,000	334,231	(9)%
less: Revenue from divestitures closed within the last twelve months	0	(7,961)
Organic Revenue (Non-GAAP)	305,000	326,270	(7)%